INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”), entered into on October 3, 2023, is between Aviat U.S., Inc., a wholly owned subsidiary of Aviat Networks, Inc., (“Aviat US"), and Bryan Tucker, ("Consultant"), located at 8626 Classic Oaks Lane, San Antonio, TX 78255, USA.

WHEREAS, Aviat US requires consulting services in the area of Sales and Services consulting; and

WHEREAS, Consultant has experience and expertise in these areas and agrees to provide consulting services to Aviat US on a temporary independent contractor basis;

THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.    Consulting Services
(a) Consultant will provide consulting services as described in Exhibit A (“Services”). Aviat US must approve all consulting services in advance.

(b) Consultant will operate without any direct Aviat US supervision. If Consultant has questions, needs information or documentation, or needs to consult with a Aviat US representative concerning this Agreement, Consultant should contact Pete Smith.

(c) Consultant must be able to travel as Aviat US’s business needs may require which shall be mutually agreed upon and in accordance with Aviat’s current travel and expense policies.

2.    Fees and Expenses
(a) For those consulting Services rendered pursuant to Exhibit A, Consultant will be compensated in accordance with the terms of Exhibit A. Invoices shall be submitted by Consultant for payment following the month work is performed. Terms of payment are net thirty (30) calendar days after receipt of a complete invoice by Aviat US’s Accounts Payable Department. Consultant will be responsible for all expenses incurred while performing Services under this Agreement, including, but not limited to license fees, memberships and dues, etc.

(b) Consultant will submit invoices for Services on a monthly basis unless otherwise set forth in Exhibit A by one of the following ways:
(1) By email to: USAP-Invoices@aviatnet.com or
(2) By mail to:

Aviat Networks
Accounts Payable
5250 Prue Road, Suite 535
San Antonio, TX 78240

(c) No compensation will be paid for commuting time, non-productive time, or overhead services unless approved in writing by Aviat US in advance.

3.    Independent Contractor Status
It is specifically agreed that for any and all purposes Consultant is an independent contractor and not an employee of Aviat US and, further, that Consultant has no authority to represent or bind Aviat US in any capacity with a third party. Consultant will notify third parties of this limitation.

It is further agreed, consistent with Consultant's independent contractor status, that:

•Consultant has the right to perform services for others during the term of this Agreement, subject to the restrictions set forth in Paragraph 15.

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•Consultant has the sole right to control and direct the means, manner, and method by which the services required by this Agreement are performed.
•Consultant has the right to perform the services required by this Agreement at any place, location, or time.
•Consultant will furnish all equipment and materials used to provide the Services required by this Agreement.
•Consultant will perform the Services required by this Agreement; Aviat US will not hire, supervise, or pay such employees or contract personnel for Services provided under this Agreement.
•Consultant will defend, indemnify and hold harmless Aviat US, its directors, officers, employees and agents from and against any and all costs, claims or damages of any nature, which are asserted against, arise out of, or relate to any acts or omissions made in the performance of its duties with regard to compensation for its employees and contract personnel.
•Consultant will not receive any training from Aviat US in the skills necessary to perform the services required by this Agreement.

4.    Taxes
Aviat US will not withhold taxes, FICA, etc. on Consultant's behalf. Consultant will pay all taxes incurred while performing Services under this Agreement, including all applicable income taxes and, if Consultant is not a corporation, self-employment (Social Security) taxes. Upon request, Consultant will provide Aviat US with proof that such payments have been made.

5.    Benefits
Consultant understands and agrees that Consultant is not eligible to participate in any Aviat US employee retirement, health, vacation pay, sick pay or other benefit plans of Aviat US. Consultant expressly disclaims entitlement to any such benefits.

6.    Workers' Compensation
Aviat US will not obtain workers' compensation insurance on behalf of Consultant. Consultant may not hire employees to perform any Services under this Agreement.

7.    Unemployment Compensation
Aviat US will make no state or federal unemployment compensation payments on behalf of Consultant. Consultant will not be entitled to such benefits in connection with work performed under this Agreement.

8.    Insurance
Aviat US will not provide insurance coverage of any kind for Consultant.

9.    Term
The term of this Agreement will commence on November 4, 2023 and terminate eight months later on July 5, 2024 unless terminated sooner as set forth in Section 10. This Agreement may be extended and/or modified by mutual written agreement.

10.    Termination
This Agreement may be terminated by Aviat US at its discretion upon five (5) business days’ prior notice to Consultant. Consultant may terminate this Agreement upon not less than thirty (30) days’ prior written notice to Aviat US. Termination will become effective five (5) days after service of such written notice, and all duties and obligations of the parties under this Agreement will cease as of the effective date of termination. The provisions set forth in Sections 11 through 14 will survive the termination or expiration of this Agreement.

11.    Title to Work Product
Consultant agrees that, with respect to any work performed for Aviat US hereunder resulting in Consultant's preparation of written or verbal reports, studies, analyses, research data, proposals, strategies or similar work product, Consultant agrees to assign, and hereby assigns to Aviat US, all rights, title, and interest in and to said work product and related intellectual property rights, pursuant to the Nondisclosure and Invention Agreement attached herein as Exhibit B. Said work product shall be deemed “Confidential Information” under the Nondisclosure and Invention Agreement.

12.    Indemnification and Hold Harmless
Consultant will defend, indemnify and hold harmless Aviat US, its directors, officers, employees and agents from and against any and all costs, losses, claims or damages of any nature, which are asserted against, arise out of, or relate to any acts or omissions made in the performance of duties under this Agreement by Consultant, including all costs, losses, claims or damages of Aviat US arising out of or relating to the failure of Consultant to comply with the terms of the Nondisclosure and Invention Agreement (Exhibit B). As a direct beneficiary of the Nondisclosure and Invention Agreement (Exhibit B), Aviat US retains the right and has standing to independently seek damages and/or injunctive relief directly against Consultant.

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13.    Standards of Business Conduct
(a)    Consultant agrees to execute the Standards of Business Conduct Certification (Exhibit C) and agrees that Consultant will at all times adhere to Aviat US's published policies as they pertain to standards of employee conduct, as well as any other customary standards of business conduct including conduct prescribed by law or regulation.

(b)    Consultant shall not at any time use Aviat US or any of its affiliate’s name(s) or any of its trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of Aviat US.

14.    Competitive Activity
It is understood that Consultant may render consulting services to other organizations but will not perform services related to the same subject matter as those performed under this Agreement for any other individual, firm or organization without prior written notification to and written consent by Aviat US for a period of twelve months after termination of this agreement. In those cases where a potential conflict appears to exist, a mutually agreeable resolution will be reached before such conflicting services are performed.

15.    Non-Solicitation of Employees
The Consultant understands and acknowledges that Aviat US has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to Aviat US. The Consultant agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire, or recruit, any employee of the Aviat US or any of Aviat US’s affiliated companies or induce the termination of employment of any Aviat US or affiliate employee, for a period of twelve months following the termination of this Agreement.

This non-solicitation provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message.

16.    Recordkeeping and Audits
(a) Consultant agrees to retain all records pertaining to this Agreement and the work performed hereunder for a period of three (3) years after the termination date of this Agreement.

17.    Reliance on Counsel
(a) Each party has had the opportunity to consult with legal, financial, technical and any other experts it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement. All discussions, estimates or projections developed by a party during the course of negotiating the terms and conditions of this Agreement are by way of illustration only and, unless specifically contained in this Agreement, are not binding or enforceable against the other party in law or in equity.

(b) Each party has the full right, power and legal capacity to execute and deliver this Agreement and to perform the duties and obligations hereunder.

18.    Governing Law
This Agreement will be governed by and construed in accordance with the laws of the State of Texas. The parties stipulate that jurisdiction and venue shall lie exclusively in the State of Texas for all causes of action under this Agreement, and Consultant submits to the jurisdiction of such courts.

19.    Entire Agreement
The foregoing states the entire Agreement of the parties hereto and supersedes all prior and contemporaneous understandings and representations. No modifications of this Agreement will be binding upon the parties unless in writing and executed by the respective parties.

20.    Severability of Provisions
It is the intent of the parties that all of the provisions set forth herein are severable and independent. In the event that any of the provisions herein should be held to be invalid or unenforceable, all other provisions will remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives on the date above written.

AVIAT US., INC.	CONSULTANT

Pete Smith	Bryan Tucker
Print Name	Print Name

/s/ Peter A. Smith	/s/ Bryan C. Tucker
Signature	Signature

CEO	Consultant
Title	Title

October 3, 2023	October 3, 2023
Date	Date

Aviat US Independent Contractor Agreement (2020) Page 4

EXHIBIT A

DESCRIPTION OF SERVICES TO BE PERFORMED

STATEMENT OF WORK

FEES

1.SERVICES TO BE PROVIDED

Assistance with transition of North America Sales and Services business to Vice President, NA Sales and Services

2.AVIAT POINT OF CONTACT AND ANY REPORTS TO BE SUBMITTED

Pete Smith, CEO

3.PRICE AND PAYMENT TERMS

3.1    In consideration for the Services provided, Consultant shall receive the following Fees: $5,000.00 per month.

3.2    Consultant ’s Fees shall be invoiced in USD as follows: on the last day of the invoiced month. Invoices shall be submitted along with supporting documentation, such as time sheets detailing the number of hours worked and the accomplished tasks and original receipts for any expense claim.

3.3    Consultant ’s invoices shall be paid net 30 days after the date of receipt of Consultant’s invoice and of any agreed supporting documentation by Aviat’s Accounts Payable.

Aviat US Independent Contractor Agreement (2020) Page 5

EXHIBIT B

NONDISCLOSURE AND INVENTION AGREEMENT FOR CONSULTANT

In addition to the terms set forth in the subject Consulting Agreement between Aviat US and Consultant, the parties further agree as follows:

1.    Definitions

(a)    "Confidential Information" means any confidential, proprietary or trade secret information, whether or not marked or otherwise designated as confidential, whether in document, electronic or other form, and includes, without limitation, information that is not publicly known regarding finances, business and marketing plans, proposals, projections, forecasts, existing and prospective customers, vendor identities, employees and compensation, drawings, manuals, inventions, patent applications, process and fabrication information, research plans and results, computer programs, data bases, software flow charts, specifications, technical data, scientific and technical information, test results, market studies, and know-how related to any of the above.

(b)    "Aviat US Confidential Information" means Confidential Information relating to Aviat US and including Confidential Information received by Aviat US from third parties which Aviat US is obligated to keep confidential.

2.    Confidential Information Acquired Outside of My Aviat US Consulting Arrangement

During the period that I am providing consulting services to Aviat US, I will hold in strictest confidence and not use or disclose for the benefit of Aviat US any Confidential Information of any prior employer, consulted party, person or entity without the express written consent of such employer, consulted party, person or entity.

3.    Representations to Aviat US

By signing this Nondisclosure and Invention Agreement, I also certify that my consulting to Aviat US does not and will not violate the provisions of any agreements or understandings, written or oral, to which I am a party, including any agreements or understandings relating to the protection of Confidential Information and any covenants not to compete. I agree to specifically identify in an attachment to this Nondisclosure and Invention Agreement any and all agreements or understandings, written or oral, with any other employer, person or entity that may affect or restrict the consulting services rendered to Aviat US, and to attach hereto non-confidential copies of any such written agreements or understandings.

4.    Confidential Information Acquired During My Consultancy to Aviat US

During and after the period of my consulting to Aviat US, I will maintain in strict confidence and not disclose nor permit to be disclosed to any person or entity, including customers, suppliers or competitors of Aviat US, the nature, purpose or results of my work for Aviat US or any Aviat US Confidential Information except with the prior written permission of Aviat US. Also, I will not use any Aviat US Confidential Information for the benefit of anyone other than Aviat US. Further, I represent that I will not, during my consulting for Aviat US, enter into any agreement requiring the protection of Confidential Information of another person or entity relating to any business or technology of Aviat US without the prior written consent of Aviat US. The obligations set forth in this Paragraph will survive for a period of five (5) years after termination of my Consulting Agreement with Aviat US.

5.    Disclosure of Inventions and Assignment to Aviat US

(a)    All inventions (whether patentable or unpatentable), improvements, ideas, discoveries and creations (including computer programs) and all copyrights therein, which during the period of my consulting to Aviat US that I shall conceive or first reduce to practice alone or in conjunction with others (a) while engaged in any work for Aviat US or with the use of facilities or materials of Aviat US, or (b) which relate to any product, process, development or research work, or any other business of Aviat US, and all records relating thereto (in written, or machine readable, or other form), will be the property of Aviat US. I agree to promptly make full written disclosure of all inventions I may conceive or first reduce to practice during the period of my consulting to Aviat US, and to submit such disclosures and related records to the proper designated representative of Aviat US.

(b)    Further, on request of Aviat US at any time, I will, without charge but at Aviat US's expense, execute and deliver applications for patents and copyright registrations in the United States or any foreign countries on such inventions, improvements, discoveries and creations, together with assignment to Aviat US of my entire interest therein, and I will give to Aviat US such reasonable assistance as may be requested of me in securing, enforcing and protecting such applications, patents, unpublished copyrights and copyright registrations.

Aviat US Independent Contractor Agreement (2020) Page 6

(c)    I agree to identify on a non-confidential basis in a separate attachment my prior inventive activities which I own or control in whole or in part.

(d)    All copyrightable works and creations, including computer programs, designs, pictorial works and graphic works (the "Works") specified or created hereunder, have been specifically ordered or commissioned by Aviat US, and where applicable, all Works shall be considered works made for hire. I agree to mark all Works with Aviat US’s copyright or other proprietary notice as directed by Aviat US and shall take all actions deemed necessary by Aviat US to protect Aviat US’s rights therein. In the event that the Works shall be deemed not to constitute works made for hire, or in the event that I should otherwise, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Works, I agree to irrevocably assign to Aviat US, without further consideration, its entire right, title and interest in and to each and every such Works, including all moral rights in the Works, in perpetuity, including the right to display, reproduce, and distribute copies of the Works and prepare derivative works based thereon. I further agree to assist Aviat US in registering the copyrights and other rights as author and enforcing all copyrights and other rights and protections relating to the Works in any and all countries.

6.    Physical Property Acquired During My Consultancy

At the conclusion of my consulting to Aviat US, I agree to immediately return all physical or tangible property of Aviat US including but not limited to keys, computers, equipment, supplies, and the originals and copies of any and all records, notebooks, drawings, technical data, photographs, recordings, reports, studies, analyses, research data, proposals, strategies and computer files.

7.    Termination

I understand that my obligations under this Nondisclosure and Invention Agreement will survive the period of my consulting to Aviat US. I agree to provide, and consent to Aviat US to provide, a copy of this Nondisclosure and Invention Agreement to any recruiter, or prospective or subsequent employer or party to whom I may render consultant services.

8.    Assignment

This Nondisclosure and Invention Agreement may be enforced by Aviat US’s assignees and successors.

9.    Non-Waiver

I understand and agree that the failure of Aviat US to insist in any one or more instances upon performance of any of the terms, covenants or conditions of this Nondisclosure and Invention Agreement will not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant or condition, and such failure will in no way affect the validity of this Nondisclosure and Invention Agreement or the rights and obligations hereunder. Further, I understand and agree that, in addition to my obligations under this Nondisclosure and Invention Agreement, I may have additional obligations to Aviat US that arise under statutory and/or common law, and that nothing in this Nondisclosure and Invention Agreement is intended to or is to be construed as a waiver or relinquishment by Aviat US of any of its statutory and/or common law rights or claims.

10.    Term of Assignment

This Agreement will not be construed to constitute a term certain for my period of consulting to Aviat US. I understand that my relationship with Aviat US is governed by the Independent Contractor Agreement between Aviat US and me.

11.    Damages and Injunctive Relief

I understand that in the event of a breach or threatened breach of this Nondisclosure and Invention Agreement, Aviat US may suffer irreparable harm and will be entitled to injunctive relief to enforce this Nondisclosure and Invention Agreement without the necessity of posting a bond or other security and without prejudice to any other rights and remedies that Aviat US may have for a breach of this Nondisclosure and Invention Agreement.

12.    Governing Law and Venue

This Nondisclosure and Invention Agreement will be governed by and interpreted in accordance with the laws of the State of Texas without regard to or application of choice of law rules or principles. I hereby expressly consent to the jurisdiction and venue of the state and federal courts in Travis County, Texas in any lawsuit filed by Aviat US or me relating to this Nondisclosure and Invention Agreement.

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13.    Severability

In the event that any provision of this Nondisclosure and Invention Agreement is found by a court to be illegal, invalid or unenforceable, then such provision will not be voided but will be enforced to the maximum extent permissible under applicable law, and the remainder of this Nondisclosure and Invention Agreement will remain in full force and effect.

14.    Entire Agreement

This Nondisclosure and Invention Agreement sets forth the entire agreement and understanding between Aviat US and me relating to the subject matter hereof and supersedes all other agreements and discussions between us, except this Nondisclosure and Invention Agreement will not void my obligations to protect all Confidential Information and assign inventions in accordance with any prior agreement between me and Aviat US. No changes to this Nondisclosure and Invention Agreement, nor any waiver of any rights under this Nondisclosure and Invention Agreement, will be effective unless in writing signed by an authorized representative of Aviat US. Any change or changes in my duties, assignments, salary or compensation will not affect my responsibilities and obligations under this Nondisclosure and Invention Agreement.

15.    Voluntary Nature of Nondisclosure and Invention Agreement

My signature below certifies that I have read, understand and agree with the terms and conditions of this Nondisclosure and Invention Agreement, and that I am voluntarily signing this Nondisclosure and Invention Agreement.

AVIAT US., INC.		CONSULTANT

By:	/s/ Peter A. Smith	Signature:	/s/ Bryan C. Tucker
Print Name:	Pete Smith	Print Name:	Bryan Tucker
Title:	CEO	Title:	Consultant
Date:	October 3, 2023	Date:	October 3, 2023

Aviat US Independent Contractor Agreement (2020) Page 8

EXHIBIT C

STANDARDS OF BUSINESS CONDUCT CERTIFICATION

I acknowledge receipt of Aviat Networks “Code of Conduct”, which I have read, understand, and agree to fully comply with.

Bryan Tucker
Name (Please Print)

San Antonio, Texas
Organization / Location

Signature

Date

Aviat US Independent Contractor Agreement (2020) Page 9